UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 6, 2020

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300
Duluth,	GA	30097
(Address of principal executive offices)		(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2020 Asbury Automotive Group, LLC (“Purchaser”), a Delaware limited liability company and a wholly-owned subsidiary of Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with certain members of the Park Place Dealership group, Park Place Mid-Cities, Ltd., a Texas limited partnership, and the identified principal pursuant to which the Purchaser will acquire all of the assets of, and lease the real property related to, 12 new vehicle dealership franchises (3 Mercedes-Benz, 3 Sprinter, 2 Lexus, 1 Jaguar, 1 Land Rover, 1 Porsche, and 1 Volvo), 2 collision centers and an auto auction comprising the Park Place Dealership group (collectively, the “Transaction”) for a purchase price of approximately $685 million of goodwill and approximately $50 million for parts, fixed assets, and leaseholds (excluding vehicle inventory), subject to certain adjustments described in the Asset Purchase Agreement. The purchase price would be financed through a combination of cash, debt and seller financing.

The Asset Purchase Agreement contains customary representations and warranties made by each of the parties and Purchaser and sellers have agreed to indemnify one another against certain damages, subject to certain exceptions and limitations. The closing of the Transaction is subject to various customary closing conditions, including receipt of approval of the Transaction by the applicable automotive manufacturers. The Asset Purchase Agreement is not subject to any financing condition. In connection with the execution of the Asset Purchase Agreement, Purchaser will deliver a certain sum of money to a third-party escrow agent (the “Earnest Money”) to be applied as partial payment of the purchase price. The Asset Purchase Agreement also contains certain termination rights of Purchaser and sellers. Depending upon the circumstance of any termination, the Earnest Money will either be returned to Purchaser or delivered to sellers as a payment of liquidated damages.

The foregoing description of the Asset Purchase Agreement is a summary, which is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 2.02 Results of Operations and Financial Condition.

On July 6, 2020, the Company issued a press release announcing, among other things, certain preliminary unaudited financial results for the fiscal quarter ended June 30, 2020. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 6, 2020, the Company issued a press release announcing the Transaction and certain preliminary unaudited financial results for the fiscal quarter ended June 30, 2020, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference. Also on July [6], 2020, the Company posted on its website at https://www.asburyauto.com an investor presentation regarding the Transaction and certain preliminary unaudited financial results for the fiscal quarter ended June 30, 2020, a copy of which is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are furnished as part of this report.

Exhibit No.	Description

99.1	Press Release, dated July 6, 2020
99.2	Investor Presentation, dated July 6, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: July 6, 2020	By:	/s/ George A Villasana
	Name:	George A. Villasana
	Title:	Senior Vice President, General Counsel & Secretary